Exhibit 10.1
Stellantis N.V.
Shares To Win 2025
(United States, including Puerto Rico)
Stellantis N.V.
Shares To Win 2025
(United States)

Part I – Information Brochure .........................................................................................................Part I – 1
Part II – United States Terms and Conditions ...............................................................................Part II – 1
Annex I – List of members of the Stellantis Group........................................................…Part II – 7
Part III – Form of Representations and Obligations .....................................................................Part III – 1
STELLANTIS
SHARES TO WIN 2025
INFORMATION BROCHURE
UNITED STATES
MESSAGE FROM THE CHIEF HUMAN RESOURCES & SUSTAINABILITY OFFICER
Dear Employees,
Building on the success of previous editions of the employee share purchase plan of Stellantis,
“Shares to Win”, I am pleased to announce that we are renewing this plan for 2025, extending it to an even wider range of countries. With “Shares To Win”, we are giving you, as Stellantis employees, the opportunity to acquire shares in the company on preferential terms and thus become even more closely involved in Stellantis' ambitions to build our future together.
I am convinced that employee shareholding strengthens the bond of mutual trust between the company and its employees, and I hope you will give a warm welcome to the 2025 edition of
“Shares to Win”.
Xavier Chéreau
Chief Human Resources & Sustainability Officer
Part I - 2
TAKING PART IN THE EMPLOYEE SHARE
PURCHASE PLAN OF STELLANTIS
What is an employee share purchase plan?
It’s a program enabling employees to make an equity investment in Stellantis.
Why is Stellantis offering this program?
Stellantis wants to involve employees of Stellantis Group (the “Group” – please see the relevant chart in
Annex 1 of the documents entitled “United States Terms and Conditions (including Puerto Rico)” and the document entitled “Prospectus” indicating the participating companies in the US) even more closely in the
Group’s future by offering you the opportunity to become a shareholder of the Group on preferential terms.
By participating in Shares To Win 2025, you will subscribe to Stellantis N.V. shares of common stock.
KEY DATES OF THE PLAN

•August 29, 2025	Setting of the subscription price. You will be informed of the subscription price through the website https://sharestowin.stellantis.com/2025, by e-mail, and on notice boards on September 2, 2025.
•From September 3 to September 19, 2025	Subscription period During this period, you can make an online subscription at https://sharestowin.stellantis.com/2025 by clicking on the “Subscribe” button.
•November 25, 2025
Settlement-delivery of the plan Shares to Win 2025
Issuance of Stellantis shares reserved to
employees.
In the weeks following the settlement delivery of
the Stellantis shares, if you subscribe, you will
receive a notification from Global Shares, a
company that provides stock plan administrative
services to employers, including Stellantis,
regarding the number of Stellantis N.V. shares you
hold in your dedicated account.

1 As a result, you may receive a matching contribution that is slightly lower than $1,000.
Part I - 3
WHAT ARE THE BENEFITS OF THE PLAN?
•A 20% discount on the purchase price of the share in US dollars
–The reference price is the average of the closing prices of Stellantis N.V. shares on the Milan stock market between July 31, 2025 and August 28, 2025 and will be set on August 29, 2025.
The exchange rate between the euro and the US dollars will be set on August 28, 2025.
Without offering you a guarantee of your investment, this discount allows you to optimize your potential gains or mitigate your possible losses depending on the evolution of the Stellantis
N.V. share price.
–The subscription price will be communicated on September 2, 2025.
•Matching contribution
–Stellantis supplements your personal contribution with a maximum matching contribution equivalent to $1000.

Your personal contributions	Matching contribution	Matching contribution for the bracket, rounded down to the nearest whole number of shares
Up to $200 included	2 shares offered for each share subscribed	$400 i.e. 200% x $200
Above $200 up to $800 included	1 share offered for each share subscribed	$600 i.e. 100 % x ($800 - $200)
i.e. MAXIMUM MATCHING CONTRIBUTION		$1,000
As an example, this means that if you invest $800, you will receive $1,000 as a maximum matching contribution in Stellantis N.V. shares.
–The total number of Stellantis N.V. shares subscribed will consist of (i) the Stellantis N.V.
shares you purchase with your personal contribution (i.e., your personal contribution divided by the subscription price, rounded down to a whole number of shares), plus (ii) an equal number of matching shares up to $1,000.1
–Please note that the maximum matching contribution of $1,000 is subject to reduction if total requests exceed the available amount (see page 7).
–The discount and the matching contribution will be subject to income taxes, Social Security, and Medicare (FICA) taxes, with an obligation for your employer to withhold these taxes from your salary. Participating in the program will trigger a taxable event, against the discount and matching portion of the plan, that will occur in conjunction with the delivery of your shares to you. Please refer to Part II of the Plan, United States Terms and Conditions (including Puerto
Part I - 4
Rico), and  the Prospectus, which describes the tax regime applicable in the United States
(including Puerto Rico) in relation with your participation in Shares to Win 2025.
–A simulator is available at: https://sharestowin.stellantis.com/2025
The benefit of any dividends:
The dividend is a portion of the company’s net profit distributed to shareholders.
You will benefit from any dividends distributed by Stellantis, which will be paid directly to you.
All dividend distributions are subject to prior approval of the shareholders at the Stellantis General
Meeting.  The amount of dividends per share paid in the past does not prejudge future amounts to be distributed.
Part I - 5
PLEASE NOTE BEFORE INVESTING
Your investment is not guaranteed:
•For all Stellantis N.V. shareholders, the value of your investment fluctuates with the
Stellantis N.V. share price, up and down, based on the stock market. Consequently, depending on the share price, the value of your investment at the exit could be less than your personal contribution. You are therefore exposed to a risk of capital loss.
•Before subscribing, please read this brochure, the United States Terms and Conditions and the Prospectus on the dedicated website https://sharestowin. stellantis.com/2025.
Your investment is locked in for three years:
•Your investment is locked in for three years (i.e. until November 25, 2028 inclusive), meaning that you cannot sell or otherwise transfer the shares you subscribe to except in the case of authorized early release events.
•For more information about authorized cases of early release events, please read the
United States Terms and Conditions (including Puerto Rico) and the Prospectus.
Part I - 6
CONDITIONS OF SUBSCRIPTION
Who can participate?
All employees of the participating Group companies (please see the list of participating companies in Annex 1 to the United States Terms and Conditions, including Puerto Rico) with three consecutive months of corporate service with seniority on the last day of the subscription period, scheduled for September 19, 2025, who are not on an unpaid leave.
How to subscribe?
To subscribe, it just takes a few clicks:
1)  Log in to https://sharestowin.stellantis.com/2025.
2)  Click on the “Subscribe” button.
What are the means of payment?
Payment will be by payroll deduction. More information can be found in the United States Terms and Conditions (including Puerto Rico) and the Prospectus on the subscription website https://
sharestowin.stellantis.com/2025.
How much to invest?
•The minimum amount of your personal contribution must correspond to the subscription price of one Stellantis share.
•Maximum: Total subscription contribution will be limited to the individual pay frequency NET
PAY AMOUNT, and number of regular payroll cycles that the Program can facilitate after the window closes [i.e 2 cycles for Monthly Pay; 3 cycles for Bi-Weekly Pay; and 5 cycles for
Hourly paid employees].
We invite you to use the simulator on https://sharestowin.stellantis.com/2025 to check your investment ceiling.
Part I - 7
WHAT HAPPENS IF THERE IS A HIGH DEMAND?
•The total amount of shares reserved for employees, in all the countries where the Plan is being offered, may not exceed 14 million Stellantis N.V. common shares (the “Share
Limitation”). The total amount of matching contributions paid by the Group to its employees (gross matching contribution) and the discount may not exceed 55 million euros (the “Matching Contribution and Discount Limitation”).
•If the amount of the subscriptions received results in one or both Limitations (the Share
Limitation and/or the Matching Contribution and Discount Limitation) being exceeded, the following reduction rule will be applied: the highest subscriptions will be reduced until a level is reached that allows both Limitations to be respected.
What happens at the end of the lock-up period?
At the end of the lock-up period, your shares become available and you will then have the option to either:
•keep your shares for as long as you like, at your current share account holder and custodian (Global Shares); or
•transfer your shares to your personal brokerage account; or
•request the sale of your shares.
            Part I - 8

For further information: •Review the Prospectus and the United States Terms and Conditions (including Puerto Rico), •Visit: https://sharestowin.stellantis.com/2025

Due to sanctions imposed by the European Union, citizens or residents of Russia who do not have legal residence or citizenship in a member state of the European Union, in a member state of the European Economic Area or in Switzerland, or citizens or residents of
Belarus who do not have legal residence or citizenship in a member state of the European
Union, may not participate in this offer.
Consequently, the employee declares:
• he/she is not a national or resident of Russia, unless he/she is a citizen of a member state of the European Union, a member state of the European Economic Area or Switzerland, or unless he/she holds a temporary or permanent residence permit in one of these countries;
and;
• not be a national or resident of Belarus, unless he/she is a citizen of a member state of the
European Union, or unless he/she holds a temporary or permanent residence permit in one of these member states.
If you have any questions, please contact your local correspondent.
Disclaimers
Past performance is no guarantee of future performance. Stellantis periodically publishes information documents, particularly of a financial nature, on its website
(www.stellantis.com). You are invited to consult these documents, which contain important information concerning, among other things, the company's business, strategy and objectives, the risk factors inherent in the company and its business, and its financial results.

Part II - 1
STELLANTIS EMPLOYEE SHAREHOLDING PLAN
SHARES TO WIN 2025
UNITED STATES TERMS AND CONDITIONS (including Puerto Rico)’
You have been invited to invest in shares of common stock (the “Shares”) of the Dutch company Stellantis N.V. (“Stellantis”) within the 2025 employee shareholding plan “Shares to
Win” (the “Plan”).  Participation in Shares to Win is limited to certain employees of the companies participating in the Plan. Annex I lists the companies participating in Shares to Win
2025.
This document as Part II of the Plan, together with the Part I of the Plan (the “Information
Brochure”) and the Form of Representations & Obligations (Part III of the Plan), contain the
Plan’s terms and conditions applicable in the United States, including Puerto Rico.  The
Information Brochure is available to you on the Stellantis website dedicated to Shares to Win
(https://sharestowin.stellantis.com/2025). Please also refer to Prospectus.. The Prospectus document describes certain additional and/or different provisions and disclosures and expands on the material tax consequences that apply to Plan participants (including PR participants). The
Prospectus must be read together with these Terms and Conditions. Any reference in this document to United States includes Puerto Rico unless otherwise noted.
The collection of subscriptions is managed by Natixis Interépargne.
Please note that the contents of this document are provided for information purposes only.
Neither Stellantis nor your employer is providing you with, and will not provide you with, any personal, financial, or tax advice in relation to the Plan, or guarantees regarding the future price of the Shares.
The Plan described in this document and in the other communication materials relating to it, are presented to you because you are an employee of one of the participating companies.
Participation in this Plan is not mandatory and your decision to participate or not will have no impact on your employment.  The decision whether to participate is yours to make, having regard to your own particular circumstances and any independent advice you may seek.
Eligibility
The Plan is open to all current full-time employees of the companies participating in the Plan in the United States who:
i.have accrued at least three (3) consecutive months of corporate service with seniority as of the last day of the subscription period (i.e., on September 19, 2025), meaning that you must be employed by one of the companies participating in the Plan on the last day of the subscription period, and
ii.are not on an unpaid leave of absence.
Part II - 2
Subscription Period
The subscription period starts on September 3, 2025, and lasts until September 19, 2025
(inclusive).
During the subscription period, you will be able to submit your orders to subscribe for the Shares through the website dedicated to Shares to Win (https://sharestowin.stellantis.com/2025).
Subscription Price
The subscription price (the “Subscription Price”) will be in U.S. dollars and will be equal to the
Reference Price (defined below) minus a 20% discount (the “Discount”).  The Subscription
Price will be communicated to you on September 2, 2025 on the website dedicated to Shares to
Win.
The reference price will be set by Stellantis on August 29, 2025, as the average closing price of the Shares on the Euronext Milan (also known as the Borsa Italiana) over the twenty (20)
preceding trading days (from July 31, 2025 to August 28, 2025) (the “Reference Price”).
Method of Payment – What is the payment method available for my subscription?
For Employees in the U.S. Other Than Employees in Puerto Rico: Payment for the
subscription of the Shares shall be made by payroll deduction from regular paychecks as follows: (dates subject to change):
•For monthly-paid employees, the Subscription Price will be deducted from your wages in two installments for the payroll periods paid on September 30, 2025 and October 31,
2025;
•For biweekly-paid employees, the Subscription Price will be deducted from your wages in three installments for the payroll periods paid September 26, 2025; October 10, 2025;
and October 24, 2025; and
•For weekly-paid employees, the Subscription Price will be deducted from your wages in five installments for the payroll periods paid on September 26, 2025; October 3, 2025;
October 10, 2025; October 17, 2025, and October 24, 2025
•Please note:  the maximum amount available will be deducted from each pay until the
Subscription Price is paid.
For Employees in Puerto Rico: Payment for the subscription of the Shares shall be made by payroll deduction:
•The Subscription Price will be deducted from your wages in two installments for the payroll periods paid on September 27, 2025, and October 11, 2025;
You will receive an email from Natixis Interépargne within two weeks of the end of the subscription period (the last day of which is September 19, 2025), informing you of the final amount of your subscription.
You are responsible for (i) for the payment of your subscription price, and (ii) for the payment of any income taxes and FICA taxes (Social Security and/or Medicare taxes) due as a consequence of your subscription.
2 As a result, deductions for a subscription amount may not be deducted from all of the pay periods set forth above that apply to you.
3 As a result of rounding, you may receive a Matching Contribution of Shares that is slightly less than $1,000.
Part II - 3
Payroll deductions for the Subscription Price will be taken from the pay specified above.  Any
Subscription Price deduction from a paycheck will be taken after all normal and regular taxes are withheld.  In determining the amount of your personal contribution, you should take into consideration other required and elective deductions from your pay.  As noted above, the largest amount possible will be taken from each payroll period starting with the first payroll period.2
Please note that in some cases, your personal contribution amount could result in a zero net paycheck and/or reduction in your other deductions.  If the entire subscription amount elected is not available from your pay during the allotted pay periods, your subscription may be cancelled in its entirety.
In the event of default on payment, your subscription will be automatically cancelled.
In addition, the Company must make the necessary adjustment to the income taxes and social security contributions, which must be withheld from your salary and other employment income.
As noted above, and as further described in the Prospectus, you will be ultimately responsible for the taxes on your subscription related to the Discount and Matching Contribution.  The
Discount and Matching Contributions will be processed as a taxable compensation benefit to you and will appear in the Miscellaneous section of your pay statement on the pay period in which it is processed (sometime after November 25, 2025).  Depending upon the size of your personal and matching contributions, the additional income and social security taxes taken could result in a zero net paycheck and/or reduction in your other deductions for one or more pay periods after the purchase depending on the required withholdings.  The Company reserves the right to withhold any applicable income tax and social security insurance contributions by any withholding method.
Matching Contribution
If you decide to participate to the Plan, you will receive a financial contribution from the Stellantis
Group (the “Matching Contribution”) of 200% of your personal contribution up to 200 U.S.
dollars, and 100% of your personal contribution exceeding 200 U.S. dollars up to 800 U.S.
dollars, for a maximum total amount of 1,000 U.S. dollars.
This Matching Contribution will be used to purchase additional Shares for your Shares account.
The total number of Shares that you will receive from your personal contribution and Matching
Contribution will consist of (i) the Shares you purchase with your personal contribution (i.e., your personal contribution divided by the Subscription Price, rounded down to a whole number of
Shares), (ii) the number of Matching Shares that can be purchased with an amount equal to
200% of your personal contribution of up to 200 U.S. dollars (i.e., such amount divided by the
Subscription Price, rounded down to a whole number of Shares), plus (iii) the number Matching
Shares that can be purchased with an amount equal to your personal contribution that exceeds
200 U.S. dollars (i.e., such amount divided by the Subscription Price, rounded down to a whole number of Shares), with the total amount of Matching Contribution not exceeding $1,000.3
Minimum and Maximum Subscription
The minimum amount of your personal contribution is the Subscription Price of one Share.
Part II - 4
As for the maximum subscription permitted by the Plan, your personal contribution (without considering the Matching Contribution for these purposes) must not exceed 25% of your estimated gross annual remuneration (fixed and variable) for the calendar year 2025.  You will be responsible for this calculation.  A calculator can be found on the website dedicated to
Shares to Win (https://sharestowin.stellantis.com/2025).  If you exceed this threshold, your employer will be authorized to reduce the amount of your subscription to the extent necessary to allow you to comply with the maximum subscription limit.  If required under local law, you agree to authorize your employer to reduce the amount of the maximum subscription to comply with the maximum subscription limit.
Oversubscription and Allocation
If the subscription requests exceed the maximum number of Shares reserved for employees who wish to participate in the offering, subscription requests will be reduced according to the terms and conditions described in the Information Brochure.
Settlement-delivery
The date of settlement-delivery of the Shares is November 25, 2025.
Custody of your Shares, voting rights, dividends
Your Shares will be listed on the New York Stock Exchange (NYSE), on Euronext Paris, and on
Euronext Milan (Borsa Italiana) and will be held in your name in a securities account opened with the account holder and custodian “Global Shares”.
You will be entitled to directly exercise the voting rights attached to your Shares and any dividends paid by Stellantis will be directly paid to you net of Dutch and other legally required withholding taxes.
Lock-up period and early exit cases
Under the Plan, your investment must be held for a period of three years, ending on November
25, 2028 (the “Lock-Up Period”).  During the Lock-Up Period, you Shares may not be sold, encumbered, transferred, pledged, assigned, or otherwise alienated or hypothecated.
Nevertheless you can request early sale and exit from the Plan (an “Early Exit”) before the end of the lock-up period for the following reasons:
1.your disability;
2.your death; or
3.termination of your employment relationship with the Stellantis Group for any reason.
For purposes of an Early Exit, you would be considered disabled if (i) you are determined to be disabled for Social Security purposes, or (ii) you are determined to be permanently and totally disabled under a qualified retirement plan of a participating company in which you are a participant.
Whether you have incurred a disability entitling you to an Early Exit from the Plan will be determined by your employer.  You should not conclude that you have incurred a disability that qualifies for an Early Exit unless (i) you have provided your employer with information and supporting documentation regarding the disability, and (ii) your employer has confirmed that the
Part II - 5
disability qualifies for an Early Exit.  The supporting documentation could consist of a written determination of disability by the Social Security Administration, a written determination of disability by the administrator of a retirement plan in which you were a participant, or other documentation acceptable to your employer.
Labor Law Disclaimer
Please note that this Plan is implemented by Stellantis N.V., not by your local Stellantis employer.
The decision whether to include a class of employees in this or any future plan is made by
Stellantis in its sole discretion.
Participation in the Plan does not alter the terms and conditions of your employment.
Participation in the Plan does not comprise a contract of employment or a guarantee of employment for any period of time.  If you have an employment agreement, the Plan does not form part of your employment agreement and does not amend or supplement such agreement.
Unless required by applicable law or the terms of a U.S. benefit plan in which you are a participant, benefits or payments that you may receive or be eligible for under the Plan will not be taken into consideration in determining the amount of any future benefits, payments or other entitlements that may be due to you (including in cases of termination of employment).
For Residents of Puerto Rico:
The disclosures below apply solely to non-exempt employees pursuant to Puerto Rico Act
249-2000, which amended Puerto Rico Act 17 of April 17, 1931. For purposes of clarification, these disclosures do not apply to exempt employees under the foregoing laws.
YOU ARE NOT REQUIRED TO PURCHASE ANY STOCK ISSUED BY STELLANTIS. YOUR
DECISION IS TOTALLY VOLUNTARY AND IF YOU DECIDE NOT TO PURCHASE STOCK,
YOUR EMPLOYER MAY NOT TAKE ANY KIND OF ACTION AGAINST YOU. IF YOU
BELIEVE YOU HAVE BEEN COERCED IN YOUR DECISION TO PURCHASE ANY ISSUED
STOCK OR IF YOU BELIEVE THAT YOUR EMPLOYER HAS TAKEN ANY ACTION WHICH
HAS ADVERSELY AFFECTED YOU, YOU MAY FILE A COMPLAINT WITH THE LEGAL
DIVISION OF THE PUERTO RICO DEPARTMENT OF LABOR AND HUMAN RESOURCES
AND IF FOUND TO HAVE BREACHED THIS AGREEMENT, YOUR EMPLOYER WILL AGREE
TO REIMBURSE TO YOU ANY AMOUNT WITHHELD FROM YOUR SALARY, PLUS AN
AMOUNT EQUAL TO FIVE (5) TIMES THE AMOUNT WITHHELD.
USTED NO ESTÁ OBLIGADO A COMPRAR NINGUNA ACCIÓN EMITIDA POR STELLANTIS.
SU DECISIÓN ES TOTALMENTE VOLUNTARIA Y DE DECIDIR NO HACERLO SU PATRONO
NO PUEDE TOMAR NINGUNA ACCIÓN ADVERSA EN SU CONTRA. SI USTED CREE QUE
ESTA SIENDOCOACCIONADO EN SU DECISIÓN DE COMPRAR ALGUNA ACCIÓN
EMITIDA O SI USTED CREE QUE SU PATRONOHA TOMADO CUALQUIER ACCIÓN
ADVERSA EN SU CONTRA, USTED PUEDE SOMETER UNA QUERELLA EN LA DIVISIÓN
LEGAL DEL DEPARTAMENTO DEL TRABAJO Y RECURSOS HUMANOS DE PUERTO RICO
Y, DE SER ENCONTRADA INCURSO EN LA VIOLACIÓN DE ESTE ACUERDO, SU
PATRONOACCEDERÁ A REEMBOLSARLE LA CANTIDAD QUE FUE DESCONTADA DE SU
SALARIO, MÁS UNA SUMA IGUAL A CINCO (5) VECES LA CANTIDAD DEDUCIDA.
Part II - 6
Administration
All determinations made by Stellantis or your employer concerning administration of Shares to
Win (for example, concerning the applicable exchange rate, calculation of the maximum amount you are permitted to invest, calculation of financial contribution regarding the Matching
Contribution to which you are entitled, or the number of Shares allocated to you, and application of the lock-up period) will be final and binding.  Stellantis reserves the right to amend any of the terms set forth in the Information Brochure, this document, or to terminate the Plan, at any time, except that no such amendment or termination shall be made that would adversely affect your rights in any Shares that you have already purchased.
Governing Law
The provisions of the Plan described herein apply to eligible employees in the United States, including Puerto Rico.  Although the Plan is intended to be governed by Dutch law, the administration of the Plan is also intended to comply with applicable Puerto Rico and U.S.
corporate and labor laws, U.S. and Puerto Rico securities laws, the United States Internal
Revenue Code of 1986, as amended and the Puerto Rico Internal Revenue Code of 2011, as
amended.
Part II - 7
Annex I
List of Participating Members
The following members of the Stellantis Group are participating in Shares to Win
2025:
•FCA US LLC
•FCA Transport LLC
•FCA International Services LLC
•FCA International Operations LLC
•FCA Purchasing LLC
•Mobilisights LLC
•Stellantis Financial Services US Corp
•FCA Caribbean LLC

Shares to Win 2025 United States
PART III OF THE PLAN: FORM OF REPRESENTATIONS AND OBLIGATIONS
_____________________________________________________________________________________________

▪I, the undersigned, having considered the subscription
price for a share of Stellantis N.V. common stock
within the framework of the “Shares to Win” plan (the
“Plan”) and having read the Plan, in particular Part I,
the Information Brochure (the “Information
Brochure”), and Part II, the United States Terms and
Conditions (including Puerto Rico) (the “US Terms”),
and also having read the Prospectus (“Prospectus”)
made available to me on the website dedicated to the
Plan (https://sharestowin.stellantis.com/2025), hereby
subscribe for Stellantis N.V. shares of common stock
(the “Shares”).
▪I understand that an exchange rate between the euro
and the US dollars, determined by Stellantis N.V. on
August 28, 2025, will apply to the subscription price of
the Shares, and will not change for the duration of the
subscription period.
▪By subscribing to Shares pursuant to the Information
Brochure and the US Terms, I agree to be bound by
the following representations and obligations.
▪I understand that in order to participate in the Plan, I
must be able to document that:
–I am a full-time employee with at least three
consecutive months of corporate service with
seniority as of September 19, 2025 with a
participating company listed on Annex I of the US
Terms; and
–I have been employed as of September 19, 2025
with a participating company listed on Annex I of
the US Terms and I am not on unpaid leave.
▪I understand that my subscription will give me the
right to a matching contribution from Stellantis on my
subscription by personal contribution, the terms of
which are described in the US Terms.
▪I have been informed that the minimum amount of my
subscription to the Plan, to be paid by payroll
deduction, is the equivalent of one Share, and that it
may not exceed 25% of my estimated gross annual
remuneration (fixed and variable) for 2025. In the
event I exceed this threshold, I authorize my employer
to reduce the amount of my subscription to the extent
necessary to allow me to comply with this investment
limit. The matching contribution to be received under
the Plan is not taken into account in calculating this
investment limit.
Information about the Plan
▪I acknowledge that I have been informed that:

–my Shares will be subject to transfer restrictions
for three years, except in the cases of early
release, as described in the US Terms.
–the amount of my investment could be reduced
in the event of oversubscription, according to the
terms and conditions described in the
Information Brochure and the U.S Terms.
▪I acknowledge that, in the event that I should
exercise my right of early exit and request the sale of
my Shares before the lapse of three years, I must
promptly inform the company of the Stellantis Group
by whom I am/was employed.
Payment and default of payment
▪The amount corresponding to my subscription, which
will be paid by payroll deduction, will be equal to the
amount I indicated online, unless reduced in case I
exceed the maximum investment limit (equal to 25%
of my estimated remuneration for the calendar year
2025) or in the event of oversubscription, as
described in the U.S. Terms.
▪In the event of default on payment, my subscription
may be automatically cancelled. Any subscription
price deduction will be taken from my wages after all
normal and regular taxes are withheld. I acknowledge
that in some cases this could result in a zero net
paycheck and/or reduction of my other deductions. If
the full amount elected is not available, I understand
that my subscription may be cancelled, and I will
receive no Shares.
Information on the Shares
▪I understand that the Shares will be listed on multiple
regulated markets including on the New York Stock
Exchange. I understand the risk inherent in investing
in the Shares of a single company and that my
investment presents a risk of capital loss in the event
of a decline in the value of the Shares.
▪I hereby declare that, in deciding to subscribe for
Shares, I have relied only on information in the
Prospectus or incorporated by reference therein. I
acknowledge that Stellantis has not authorized
anyone to provide me with information that is
different. I have not relied on any information from my
employer, any other Stellantis Group company, or
any of their officers, employees, agents or
representatives.

Protection of personal data
▪I acknowledge that I have been duly informed that my
personal data will be processed in compliance with
the EU Regulation nᵒ2016/679 (the General Data
Protection Regulation - the “GDPR”), for which
Stellantis N.V acts as the data controller (the
“Controller”), for the data collected and stored, in
order to assert my rights under the Plan reserved for
employees of the companies participating in the Plan.
▪The Controller informs that the personal data,
provided directly by the employee in the context of
the Shares subscription, will be collected by Natixis
Interépargne, the centralizing agent for subscriptions,
which will act as the autonomous data controller,
according to the applicable privacy laws. In order to
receive further details on the processing operations
carried out by Natixis Interépargne, please refer to
the information notice provided by the latter, under
Article 13 of the GDPR.
▪The participation in the Plan involves, in the normal
course, the processing of common personal data
(e.g., identification and contact data), data relating to
the employment position of the employees who
subscribe to the Shares, data relating to tax
obligations and any other personal data which may
be necessary in order to finalize the subscription
process.
▪In case of early release of Shares from the three-year
lock-up period for disability, the Controller will collect
special categories of personal data within the
meaning of Article 9 of GDPR, in particular, data
which can reveal the state of health of the data
subject (together with the common personal data, the
“Personal Data”).
▪Common Personal Data will be processed in order to
ensure the participation in and/or the sale in the
context of the Plan and the fulfilment of the legal
obligations to which the Controller is subject.
▪Common Personal Data are processed by the
Controller in accordance with Article 6, letter b) and c)
of GDPR.
▪The Controller will process special categories of
Personal Data only with the prior valid consent of the
subject to whom the Personal Data refer, according to
Article 9(2), letter a) of GDPR. Such consent will be
required by the Controller by means of appropriate
form, when the participant will make a request for
early release for disability. Also in such case, the
Controller informs that employees’ personal data
belonging to special categories will be collected by
Natixis Interépargne, according to the privacy laws.
▪I acknowledge that I have been duly informed that the
Personal Data provided in connection with my
participation in the Plan may be transmitted by and
exchanged between the Controller, my employer,
Natixis Interépargne, Butterfly (the communications
agency), and Global Shares Execution Services
Limited as securities account holder, and by/and to
any other party expressly authorized to receive and
retain this data and to process it for the sole purpose
of administering the Plan, for the keeping of accounts

and the electronic data processing, and for the
purpose of asserting my rights under the Plan. The
Controller informs that the aforementioned categories
of third parties may process personal data as “data
processor”, on the basis of a specific data processing
agreement (“DPA”) entered into with the Controller,
pursuant to Article 28 of the GDPR and/or
autonomous “data controller”, in accordance with the
applicable privacy laws. Lastly, the Controller informs
that employees’ Personal Data will be processed by
the Controller’s personnel, previously authorized to
process personal data under Article 29 of the GDPR.
▪If Personal Data, processed in the context of the
subscription to the Plan, is transferred towards third
countries which are located outside the European
Economic Area (“EEA”), this will be in accordance
with the provisions set forth by Articles 45-46 of the
GDPR.
▪The common personal data requested in the context
of my subscription to the Plan are necessary and
mandatory for my participation in the Plan and will be
retained for the time strictly necessary to pursue the
purposes stated above. In the absence of this data,
my subscription will not be taken into account. In case
of the processing of personal data belonging to
special categories, the processing of thereof will be
carried out only for the time strictly necessary (i.e., to
allow employees to apply for an early release of their
Shares).
▪In any case, a different data retention period may be
applied for the fulfillment of other applicable law
provisions and/or for the exercise and/or defense of a
Controller and/or third party’s right and/or legitimate
interest.
▪I understand that I may exercise the rights granted to
me by the GDPR, in particular the right of access,
modification and rectification of my personal data:
–By contacting the centralising agent for
subscriptions to Natixis Interépargne, in writing to
the following address: DPO Natixis Interépargne
– 59, avenue Pierre Mendès France 75013 Paris,
France, or at the following email address: relais-
cnil-interepargne@natixis.com;
–By contacting the securities account holder,
Global Shares Execution Services Limited, at the
following address:
privacy.global.shares@jpmorgan.com; and
–By contacting the Data Protection Officer of
Stellantis at the following email address:
dataprotectionofficer@stellantis.com.
▪I acknowledge that I have a right to set guidelines for
the storage, deletion, and communication of my
personal data after my death (subject to the condition
that my Shares have all been sold, and archiving
obligations).
▪I also understand that I have the right to refer to the
competent data protection Authority, including the
Dutch Data Protection Authority (Autoriteit
Persoonsgegevens), for any questions relating to the
protection of my personal data.

▪Finally, I understand that if I am a California resident,
the California Privacy Rights Act of 2020 (CPRA)
requires employers to inform individuals who reside in
California about the employment-related personal
information (PI) collected by the employer and how
that data is used. Covered individuals can include
applicants, employees, dependents and independent
contractors. I may access information on how
Stellantis collects and uses my PI at: ADM102 - Data
Protection Directive for Workforce Personal Data -
The Hub (stellantis.com).
Employment rights
▪Nothing contained in this representations and
obligations document, or in any other materials made
available in connection with “Shares to Win” shall
confer upon me any right or entitlement in respect of
my employment. Participation in “Shares to Win” is
separate from, and does not form part of, my
employment terms and conditions. I understand that
nothing contained in this representations and
obligations document, or in any materials made
available in connection with the Plan, shall confer
upon me any right or entitlement in respect of future
employment.
▪I acknowledge that “Shares to Win” is provided by
Stellantis N.V., not by my participating employer.
“Shares to Win” does not form part of the terms and
conditions of my employment and does not amend or
supplement the terms and conditions of my
employment.
For Residents of Puerto Rico
▪The disclosures below apply solely to non-exempt
employees pursuant to Puerto Rico Act 249-2000,
which amended Puerto Rico Act 17 of April 17, 1931.
For purposes of clarification, these disclosures do not
apply to exempt employees under the foregoing laws.
▪YOU ARE NOT REQUIRED TO PURCHASE ANY
STOCK ISSUED BY STELLANTIS. YOUR DECISION
IS TOTALLY VOLUNTARY AND IF YOU DECIDE
NOT TO PURCHASE STOCK, YOUR EMPLOYER
MAY NOT TAKE ANY KIND OF ACTION AGAINST
YOU. IF YOU BELIEVE YOU HAVE BEEN
COERCED IN YOUR DECISION TO PURCHASE
ANY ISSUED STOCK OR IF YOU UNDERSTAND
THAT YOUR EMPLOYER HAS TAKEN ANY ACTION
WHICH HAS ADVERSELY AFFECTED YOU, YOU
MAY FILE A COMPLAINT WITH THE LEGAL
DIVISION OF THE PUERTO RICO DEPARTMENT
OF LABOR AND HUMAN RESOURCES AND IF
FOUND TO HAVE BREACHED THIS AGREEMENT,
YOUR EMPLOYER WILL AGREE TO REIMBURSE
TO YOU ANY AMOUNT WITHHELD FROM YOUR
SALARY, PLUS AN AMOUNT EQUAL TO FIVE (5)
TIMES THE AMOUNT WITHHELD.
▪USTED NO ESTÁ OBLIGADO A COMPRAR
NINGUNA ACCIÓN EMITIDA POR STELLANTIS. SU
DECISIÓN ES TOTALMENTE VOLUNTARIA Y DE
DECIDIR NO HACERLO SU PATRONO NO PUEDE
TOMAR NINGUNA ACCIÓN ADVERSA EN SU
CONTRA. SI USTED CREE QUE ESTA SIENDO
COACCIONADO EN SU DECISIÓN DE COMPRAR
ALGUNA ACCIÓN EMITIDA O SI USTED CREE QUE
SU PATRONO HA TOMADO CUALQUIER ACCIÓN
ADVERSA EN SU CONTRA, USTED PUEDE

SOMETER UNA QUERELLA EN LA DIVISIÓN LEGAL
DEL DEPARTAMENTO DEL TRABAJO Y RECURSOS
HUMANOS DE PUERTO RICO Y, DE SER
ENCONTRADA INCURSO EN LA VIOLACIÓN DE ESTE
ACUERDO, SU PATRONO ACCEDERÁ A
REEMBOLSARLE LA CANTIDAD QUE FUE
DESCONTADA DE SU SALARIO, MÁS UNA SUMA
IGUAL A CINCO (5) VECES LA CANTIDAD DEDUCIDA.
Governing law
▪I understand and acknowledge that the terms of my
participation in “Shares to Win” are governed by
Dutch law.
Taxes
▪Other Than for Employees in Puerto Rico: I
acknowledge that share price discount and any
Shares I acquire with the Matching Contribution, each
as described in the Prospectus, will be subject to
federal income taxes, FICA (Social Security and
Medicare taxes) and, if applicable, state and local
taxes in the pay period in which the taxable benefit is
processed. I understand this could result in a zero net
paycheck and/or reduction of my other deductions. I
understand that the share price discount and any
Shares I acquire with the Matching Contribution will
be processed as a taxable benefit and will appear in
the Miscellaneous section of my pay statement on the
pay period in which it is processed (sometime after
November 25, 2025).
▪For Employees in Puerto Rico, I acknowledge that I
will realize taxable compensation income in an
amount equal to the difference between (i) the fair
market value of the total number of Shares I acquire
(i.e., both the Shares that I purchase with my salary
deductions and the Shares acquired with the
Matching Contributions) on the date of acquisition and
(ii) the amount paid by me for such Shares (i.e., the
discount purchase price) plus the Matching
Contributions. Please refer to the Prospectus for
further details. This amount will be the taxable benefit
and will be considered taxable wages for the year the
Shares were subscribed. I acknowledge that my
employer must make the necessary adjustment to the
Puerto Rico income taxes and social security
contributions, which I understand must be withheld
from my wages and any other employment income. I
acknowledge that this withholding could result in my
receiving no cash payment for one or more of the pay
periods listed above depending on the required
withholdings I further acknowledge that my employer
reserves the right to withhold any applicable income
tax and social security insurance contributions by any
other withholding method.

Consent and authorization to Withhold Subscription
Price from my wages
I understand that payment for my subscription price shall
be made by payroll deduction from my regular wages:
▪For employees in the United States other than
employees in Puerto Rico:
–For monthly-paid employees, the subscription
price will be deducted from my wages two
installments for the payroll periods paid on
September 30, 2025, and October 31, 2025;
–For biweekly-paid employees, the subscription
price will be deducted from my wages in three
installments for the payroll periods paid on
September 26, 2025; October 10, 2025; and
October 24, 2025; and
–For weekly-paid employees, the subscription
price will be deducted from my wages in five
installments for the payroll periods paid on
September 26, 2025; October 3, 2025; October
10, 2025; October 17, 2025 and October 24,
2025.
▪For employees in Puerto Rico:
–The subscription price will be deducted from my
wages two installments for the payroll periods
paid on September 26, 2025, and October 10,
2025;
Payroll deductions will be taken in the periods indicated
above. If there are not enough wages to cover my
subscription, I understand my subscription may be
cancelled in its entirety. Any deduction from wages
regarding the subscription of the Shares will be taken after all normal and regular taxes and deductions are withheld.
The largest amount possible will be taken from each
payroll period beginning with the first payroll period
indicated above. As a result, deductions for a subscription
amount may not be deducted from all the pay periods set
forth above that apply to you.
Please note that in some cases this could result in a zero
net paycheck. If the full amount of the subscription price is not available in that payroll period, I understand that my
subscription will be cancelled.
By subscribing online, I hereby consent to and authorize
the deduction of my subscription price from my wages in
the manner described above.